UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2008

FEDERAL TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation)		Identification No.)

312 West First Street
Sanford, Florida		32771
(address of principal executive offices)		(zip code)

(407) 323-1833
(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

The Annual Meeting of Shareholders (the “Annual Meeting”) of Federal Trust Corporation (the “Company”) was held on June 16, 2008. The following is a summary and tabulation of the matters that were voted upon at the Annual Meeting.

Proposal I.

The election of two Class III directors for a term of three years:
	For	Withheld

Samuel C. Certo, PhD.	6,770,236	1,479,651
Dennis T. Ward	6,851,901	1,397,986

Proposal II:

The approval of an amendment to the Company’s Restated Articles of Incorporation to increase the number of shares of authorized capital stock to 65,000,000 shares of common stock:

For	Against	Abstain
7,444,953	797,376	7,558

Proposal III:
The approval of an issuance of shares and warrants in a non-public offering in an amount in excess of 20% of the Company’s current outstanding shares of common stock:

For	Against	Abstain
4,245,529	869,676	9,640

Proposal IV:

The ratification of the appointment of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for the year ending December 31, 2008:

For	Against	Abstain
7,868,729	370,360	10,798

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008
Federal Trust Corporation
(Registrant)

By:	/s/ Gregory E. Smith
Gregory E. Smith
Executive Vice President and
Chief Financial Officer